Exhibit 99.1

EXECUTION VERSION

TO BE SIGNED BY THE PARTIES
IMMEDIATELY FOLLOWING THE PETITION DATE

SETTLEMENT AND PLAN SPONSOR AGREEMENT

THIS SETTLEMENT AND PLAN SPONSOR AGREEMENT (the “Agreement”), dated as of May 14, 2012 (the “Execution Date”), is made and entered into by and among Residential Capital, LLC and certain of its direct and indirect subsidiaries, as debtors and debtors-in-possession on behalf of each such entity and its estate (collectively, the “Debtors”),1 and Ally Financial Inc. (“AFI”), on behalf of its direct and indirect subsidiaries and affiliates other than the Debtors and the Debtors’ direct and indirect subsidiaries (collectively, “Ally”) (each of the Debtors and Ally is a “Party,” and collectively, the “Parties”).

RECITALS

WHEREAS, on the date hereof (the “ Petition Date”), each of the Debtors filed a voluntary petition for relief under chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) commencing cases (the “Chapter 11 Cases”), which are proposed to be jointly administered for procedural purposes;

WHEREAS, the Debtors believe certain claims exist against Ally related to the corporate relationship between the Debtors and Ally, including with respect to certain transactions between the Debtors and Ally, including equitable subordination, debt recharacterization, fraudulent conveyance, avoidance liability under federal or state laws, and other causes of action under theories of veil piercing and alter ego liability;

WHEREAS, Ally denies each allegation of the Debtors and has substantial claims against the Debtors;

1
The Debtors are: Ditech, LLC; DOA Holding Properties, LLC; DOA Holdings NoteCo, LLC; DOA Properties IX (Lots-Other), LLC; EPRE LLC; Equity Investment I, LLC; ETS of Virginia, Inc.; ETS of Washington, Inc.; Executive Trustee Services, LLC; GMAC Model Home Finance I, LLC; GMAC Mortgage USA Corporation; GMAC Mortgage, LLC; GMAC Residential Holding Company, LLC; GMACM Borrower LLC; GMACM REO LLC; GMACR Mortgage Products, LLC; GMAC-RFC Holding Company, LLC; GMACRH Settlement Services, LLC; HFN REO SUB II, LLC; Home Connects Lending Services, LLC; Homecomings Financial, LLC; Homecomings Financial Real Estate Holdings, LLC; Ladue Associates, Inc.; Passive Asset Transactions, LLC; PATI A, LLC; PATI B, LLC; PATI Real Estate Holdings, LLC; RAHI A, LLC; RAHI B, LLC; RAHI Real Estate Holdings, LLC; RCSFJV2004, LLC; Residential Accredit Loans, Inc.; Residential Asset Mortgage Products, Inc.; Residential Asset Securities Corporation; Residential Capital, LLC; Residential Consumer Services of Alabama, LLC; Residential Consumer Services of Ohio, LLC; Residential Consumer Services of Texas, LLC; Residential Consumer Services, LLC; Residential Funding Company, LLC; Residential Funding Mortgage Exchange, LLC; Residential Funding Mortgage Securities I, Inc.; Residential Funding Mortgage Securities II, Inc.; Residential Funding Real Estate Holdings, LLC; Residential Mortgage Real Estate Holdings, LLC; RFC Asset Holdings II, LLC; RFC Asset Management, LLC; RFC Borrower LLC; RFC Construction Funding, LLC; RFC REO LLC; RFC SFJV-2002, LLC; and RFC-GSAP Servicer Advance, LLC.

EXECUTION VERSION

WHEREAS, certain entities, including AFI, GMAC Mortgage Group LLC, Ally Securities LLC, and Ally Bank have been named as defendants in lawsuits brought by third parties in connection with, or arising from, the Debtors’ business activities, including with respect to residential mortgage backed securities issued and/or sold by the Debtors; and

WHEREAS, the Debtors and Ally have resolved all issues and disputes between and among the Parties, and have agreed upon a term sheet for a chapter 11 plan of reorganization for the Debtors’ restructuring and to implement the terms of the settlement contained herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

Definitions

Section 1.1 Terms Defined in the Preamble and Recitals. The following terms shall have the meaning ascribed thereto in the preamble and recitals of this Agreement: Ally; AFI; Bankruptcy Code; Bankruptcy Court; Chapter 11 Cases; Debtors; Execution Date; Parties and Party; and Petition Date.

Section 1.2 Other Defined Terms. The following definitions shall apply and constitute a part of this Agreement and all annexes and exhibits hereto:

“Ally Bank MSR” means the mortgage servicing rights held by Ally Bank.

“Allowed Claims” means the claims to be allowed under the Plan pursuant to Section 3.1(e).

“Ally  Claims”  means  the  Claims  of  Ally  against  the  Debtors  as  described  in Section 3.1(e) of this Agreement.

“Ally Contribution” means such term as defined in Section 2.1.

“Ally DIP Financing Facility” means the debtor-in-possession financing facility to be provided to the Debtors, attached to the Plan Term Sheet as Exhibit 3.

“Ally LOC” means such term as defined in Section 3.1(e).

“Ally Revolver” means such term as defined in Section 3.1(e).

“Bankruptcy Court Order” means an order of the Bankruptcy Court entered after notice and a hearing.

“Barclays DIP Financing Facility” means the debtor -in-possession financing facility to be provided to the Debtors, attached to the Plan Term Sheet as Exhibit 6.

EXECUTION VERSION

“Cash” means legal tender of the United States of America.

“Cash Collateral Order” means the order attached hereto as Exhibit 1.

“Cash Contribution” means such term as defined in Section 2.1(a).

“Causes of Action” means any and all Claims, actions, causes of action, choses in action, rights, demands, suits, claims, liabilities, encumbrances, lawsuits, adverse consequences, debts, damages, dues, sums of money, accounts, reckonings, deficiencies, bonds, bills, disbursements, expenses, losses, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, remedies, rights of set-off, third- party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and cross-claims (including those of the Debtors, and/or the bankruptcy estate of any Debtor created pursuant to sections 301 and 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases), whether known or unknown, foreseen or unforeseen, suspected or unsuspected, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, whether held in a personal or representative capacity, that are or may be pending on the Effective Date or instituted after the Effective Date against any entity, based in law or equity, including under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order.

“Claim” means a claim, as such term is defined in section 101(5) of the Bankruptcy Code.

“Confirmation Order” means an order, in form and substance satisfactory to both Parties, confirming the Plan.

“ Consent Materials” means (a) the Board of Governors of the Federal Reserve System Consent Order, dated April 13, 2011, by and among AFI, Ally Bank, ResCap, GMAC Mortgage, LLC, the Board of Governors of the Federal Reserve System, and the Federal Deposit Insurance Corporation, (b) the consent judgment entered by the District Court for the District of Columbia, dated February 9, 2012, and (c) the Order of Assessment of a Civil Money Penalty Issued Upon Consent Pursuant to the Federal Deposit Insurance Act, as amended, dated February 10, 2012.

“Consumer Lending Origination Support” means Ally’s support of ResCap’s consumer origination channel through Ally Bank’s continued (a) origination of conforming loans brokered by ResCap to Ally Bank pursuant to the Client Agreement governing broker activity, (b) performance under the GNMA Origination Agreement, and (c) offering of such other products, such as the origination of jumbo loans and the Purchase Power lending program, consistent with current practices.

“Current Program” means such term as defined in Section 2.2(b).

“Data Center Transaction” means that certain sale and buy-back transaction between AFI and the Debtors of the Debtors’ real estate interests in the data center property known as “Shady Oak” (MN) and the data center in Lewisville, TX as set forth in Exhibit 2.

“Debtors’ Obligations” means such term as defined in Section 3.1.

EXECUTION VERSION

“Disclosure Statement” means the disclosure statement for the Plan, as amended, supplemented or modified from time to time, in form and substance reasonably acceptable to both Parties, including all exhibits and schedules thereto, and as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

“ Effective Date” means the date of substantial consummation of the Plan, which shall be the first business day upon which all conditions precedent to the effectiveness of the Plan are satisfied or waived in accordance with the Plan.

“Final Order” means an order or judgment of the Bankruptcy Court (or any other court of competent jurisdiction), which has not been modified, amended, reversed, vacated, or stayed, is in full force and effect, and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or motion for new trial, stay, reargument, or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument, or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause an order not to be a Final Order.

“GNMA Origination Agreement” means the Amended and Restated Master Mortgage Loan Purchase and Sale Agreement with respect to the FHA, USDA, and VA Residential Mortgage Loans (as such terms are defined therein) between Ally Bank, as Seller, and GMAC Mortgage, LLC, as Purchaser.

“GNMA Origination Order” means the Bankruptcy Court Order approving the GNMA Origination Agreement.

“Governing Documents” means articles or certificates of incorporation and bylaws (or other formation documents relating to limited liability companies, limited partnerships, or other forms of entity).

“HFS APA” means such term as defined in Section 2.1(b).

“HFS Portfolio” means ResCap’s held-for-sale portfolio of mortgage loans, which are the subject of the HFS APA.

“HFS Sale Price” means such term as defined in Section 2.1(b).

“ Interest” means any “Equity Security,” as defined in section 101(16) of the Bankruptcy Code, of a Debtor existing immediately prior to the Effective Date.

“Milestones” means the deadlines and conditions set forth in Exhibit A attached hereto.

EXECUTION VERSION

“Person” means such term as defined in section 101(41) of the Bankruptcy Code.

“ Plan” means the Debtors’ chapter 11 plan, together will all addenda, exhibits, schedules, or other attachments, if any, including the Plan Supplement, and as may be amended, modified, or supplemented from time to time, in form and substance satisfactory to the Debtors and Ally, as set forth in more detail in the Plan Term Sheet.

“Plan Supplement ” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan to be filed with the Bankruptcy Court on notice to parties-in-interest, and additional documents to be filed before the Effective Date as supplements or amendments to the Plan Supplement.

“Plan Term Sheet” means the chapter 11 plan term sheet, dated May 14, 2012, which is Exhibit 4 to this Agreement.

“Purchaser” means the buyer of certain of the Debtors’ assets in the ResCap Asset Sale.

“ Released Parties” means Ally, and each of theirs and the Debtors’ respective members, officers, directors, agents, financial advisors, attorneys, employees, partners, affiliates, and representatives.

“Reorganized Debtors” means the Debtors, or any successors thereto by merger, consolidation, or otherwise, on and after the Effective Date.

“ResCap Asset Sale” means the sale of certain of the Debtors’ assets pursuant to an Asset Purchase Agreement between the Debtors and Nationstar Mortgage LLC, or such other higher or better offer as may be selected by the Debtors pursuant to the bidding procedures established pursuant to such agreement.

“Restructuring” means the Plan and the transactions contemplated in relation thereto.

“Run Off Period” means such term as defined in Section 2.2(b).

“Section 363 Sale” means a sale under section 363 of the Bankruptcy Code prior to, and outside of, the Plan.

“Shared Services Agreement” means the shared services agreement, dated May 13, 2012, by and between AFI and the Debtors, to be approved by the Bankruptcy Court.

“ Solicitation Procedures” means the procedures for soliciting acceptance or rejection of the Plan from each holder of an impaired Claim or Interest that is entitled to vote to accept or reject the Plan.

“Subservicing Agreement” means the Amended and Restated Servicing Agreement, dated May 13, 2012, by and between Ally Bank, as owner, and GMAC Mortgage, LLC, as Servicer.

EXECUTION VERSION

“Subservicing Agreement Order” means a Bankruptcy Court Order approving the Subservicing Agreement.

“Stalking Horse Bidder” means Nationstar Mortgage LLC, as the initially designated bidder for the assets to be purchased in connection with the ResCap Asset Sale.

“Third Party Release” means such term as defined in the section entitled Third Party Releases.

“Transition Services Agreement” means the transition services agreement to be negotiated with the Purchaser in connection with the ResCap Asset Sale.

ARTICLE II

Ally Obligations

Section 2.1 Ally Contribution. Ally hereby agrees to make the following contributions to the Debtors:

(a)
Cash Contribution. Upon satisfaction of the conditions set forth in Section 5.2 hereof, AFI will make a Cash contribution to the Debtors in the amount of $750,000,000 (the “Cash Contribution”); paid to fund the settlement of pending and future claims and to secure the releases in favor of the Released Parties set forth in Section 3.1(d), including third party releases under Section 3.1(d)(ii); provided that if AFI, in its sole discretion, agrees upon an acceptable purchase price for the Ally Bank MSR to be sold in conjunction with the Plan (via a contribution of the Ally Bank MSR by Ally to the Debtors immediately before the Effective Date), Ally shall negotiate with the Debtors in good faith to provide the Debtors with additional consideration from the sale of the Ally Bank MSR.

(b)	HFS Stalking Horse Bid.

(i)
Subject to the conditions set forth in Section 5.2 hereof, AFI will serve as a stalking horse bidder for the HFS Portfolio in the amount (the “HFS Sale Price”) set forth in the asset purchase agreement attached as Exhibit 5 hereto (the “HFS APA”). Ally shall not receive any break-up fee or other bid protections in the event ResCap receives a higher or better offer for the HFS Portfolio.

(ii)
Notwithstanding the foregoing, if the conditions set forth in Section 5.2 hereof are not satisfied and the ResCap Asset Sale is consummated pursuant to the Section 363 Sale, AFI shall purchase the HFS Portfolio for 87.5% of the HFS Sale Price, subject to higher or better offers, all as set forth in the HFS APA.

EXECUTION VERSION

(c)
Shared Services Agreement. Subject to Bankruptcy Court approval, AFI will enter into and perform under the Shared Services Agreement with the Debtors during the Chapter 11 Cases attached hereto as Exhibit 7.

(d)	Cash Collateral Order. Subject to Bankruptcy Court approval, Ally shall provide ResCap with use of Cash Collateral pursuant to the terms of the Cash Collateral Order.

(e)
Transition Services Agreement. Subject to Bankruptcy Court approval, AFI will negotiate and, upon agreement of the parties, enter into a Transition Services Agreement with the Purchaser in connection with the ResCap Asset Sale.

(f)
Debtor-in-Possession Financing. Subject to Bankruptcy Court approval, AFI will provide up to $220,000,000 of debtor-in-possession financing to the Debtors in accordance with the terms and conditions set forth in the Ally DIP Term Sheet attached hereto as Exhibit 3.

(g)	Support of Pension. AFI will honor in the ordinary course of business, obligations under the Employees’ Retirement Plan sponsored by GMAC Mortgage Group LLC.

(h)
Continued Consumer Lending Origination Support. Subject to Bankruptcy Court approval, Ally Bank will provide Consumer Lending Origination Support to the Debtors during the Chapter 11 Cases through and until the closing of the ResCap Asset Sale.

Section 2.2   ResCap Director and Officer Issues.

(a) Indemnification. AFI stands by and re-affirms its indemnification obligations under its Amended and Restated Certificate of Incorporation regarding ResCap’s current and former Directors and Officers to the full extent of Delaware law.

(b) Insurance. Ally will use commercially reasonable efforts to continue to renew its current blended directors and officers liability and fiduciary liability insurance program (the “Current Program”), for a period of six years following the Effective Date (the “Run Off Period”), on substantially the same terms and conditions as the Current Program and including prior acts coverage with respect to claims arising from acts or omissions that occurred prior to the Effective Date; provided that if Ally is unable to continue the Current Program for the entire Run Off Period despite its commercially reasonable efforts it shall promptly notify the Debtors and use best efforts to obtain run off coverage for the balance of the Run Off Period.

Section 2.3 Ally Release. Subject to the Debtors’ satisfaction of their obligations set forth in Section 3.1, on the Effective Date of the Plan, Ally shall release the Debtors and each of their respective members, officers, directors, agents, financial advisors, attorneys, employees, partners, affiliates, and representatives and their respective properties from any and all Causes of Action, whether known or unknown, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, arising from or related in any way to the Debtors, including

EXECUTION VERSION

those that any Ally entity would have been legally entitled to assert against any of the parties above in their own right (whether individually or collectively), other than the Allowed Claims.

Section 2.4   Ally Plan Sponsor Obligations.

(a) Support of Restructuring. As long as this Agreement has not been terminated in accordance with Article VII, AFI agrees to:

(i) support the relief requested in each of the Debtors’ first day pleadings (including interim and final relief thereof, as applicable);

(ii) support the Debtors’ efforts to pursue the Restructuring contemplated by the Plan Term Sheet;

(iii) support the Debtors’ prosecution of their Chapter 11 Cases consistent with this Agreement and the Plan Term Sheet;

(iv) support entry of an order approving the Disclosure Statement to permit solicitation of the Plan;

(v) vote to accept the Plan, provided that (i) the Bankruptcy Court has entered an order approving the Disclosure Statement, (ii) the Consenting Claimants have been properly solicited pursuant to section 1125 of the Bankruptcy Code, (iii) the material terms of the Plan and the Disclosure Statement are consistent with the terms of the Plan Term Sheet and incorporate the terms of the AFI Settlement Agreement, and (iv) the Plan and the Disclosure Statement are satisfactory to the Consenting Claimants; and

(vi) support confirmation of the Plan and approval of this Agreement incorporated therein.

(b) Transfer of Claims. AFI hereby agrees, for so long as this Agreement shall remain in effect, not to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of the Ally Claims or any right related thereto and including any voting rights associated with such Ally Claims.

(c) Further Acquisition of Claims. This Agreement shall in no way be construed to preclude AFI or any of its affiliates (as defined in section 101(2) of the Bankruptcy Code) from acquiring additional claims following its execution of this Agreement; provided, that any such additional claims acquired by AFI shall automatically be deemed to be subject to the terms of this Agreement unless AFI does not have the authority to make any such additional claim subject to the Agreement. AFI further agrees that it will not create any subsidiary or affiliate for the sole purpose of acquiring any claims against or interests in any of the Debtors without causing such affiliate to become a Party hereto prior to such acquisition.

(d) Representations of AFI’s Holdings. AFI represents that, as of the date hereof (i) it is the legal owner of the Ally Claims; and (ii) it has full power to vote, dispose of, and compromise the Ally Claims.

EXECUTION VERSION

ARTICLE III

Debtors’ Obligations

Section 3.1 Debtors’ Obligations. The Debtors hereby agree to do the following and to use good faith efforts to do the following:

(a) Agreement. The Debtors shall file this Agreement on the Petition Date and shall use commercially reasonable efforts to obtain approval of the Debtors’ obligations under this Agreement contemporaneously with approval of the Disclosure Statement.

(b) Plan. The Debtors shall use good faith efforts to file and prosecute the Plan as set forth in the Plan Term Sheet.

(c) Regulatory Obligations. The Debtors shall perform all of the obligations required under the Consent Materials, and fund any and all costs related to such performance during the Chapter 11 Cases through and until the closing of the ResCap Asset Sale. The Debtors shall (i) escrow proceeds from the ResCap Asset Sale in an amount to be agreed upon between Ally and Debtors (or determined by the Bankruptcy Court to the extent no agreement can be reached) for the purpose of funding any and all remaining obligations under the Consent Materials following the ResCap Asset Sale, or (ii) the Purchaser shall assume such obligations as part of the ResCap Asset Sale on terms reasonably acceptable to Ally.

(d) Plan Releases. The Confirmation Order and Plan shall include the following provisions in the Plan and the Confirmation Order or such other release provisions as are acceptable to Ally.

(i) Debtor Releases. On and as of the Effective Date, for the good and valuable consideration provided by each of the Released Parties, including: (a) the discharge of debt and all other good and valuable consideration provided pursuant to the Plan; (b) pursuant to the terms of this Agreement; and (c) the services of the Debtors’ present officers and directors in facilitating the expeditious implementation of the restructuring contemplated by the Plan, each of the Debtors shall provide a full discharge and release to the Released Parties (and each such Debtor Releasee so released shall be deemed released and discharged by the Debtors)) and their respective properties from any and all Causes of Action, whether known or unknown, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, including those Causes of Action based on avoidance liability under federal or state laws, veil piercing or alter-ego theories of liability, a theory of debt recharacterization, or equitable subordination liability, arising from or related in any way to the Debtors, including those that any of the Debtors or Reorganized Debtors would have been legally entitled to assert against a Released Party in their own right (whether individually or collectively) or that any holder of a Claim or Interest or other entity, would have been legally entitled to assert on behalf of any of the Debtors or any of their Estates, including those in any way related to the Bankruptcy Cases or the Plan to the fullest extent of the law; provided that Ally shall reaffirm its obligations under Section 2.2 in conjunction with the Plan; provided, further, that the Debtors’ rights to any insurance shall not be adversely affected.

EXECUTION VERSION

(ii) Third Party Releases. On and as of the Effective Date, the holders of Claims and Interests shall be deemed to provide a full discharge and release to the Released Parties and their respective property from any and all Causes of Action, whether known or unknown, whether for tort, fraud, contract, violations of federal or state securities laws, veil piercing or alter-ego theories of liability, or otherwise, arising from or related in any way to the Debtors, including those in any way related to residential mortgage backed securities issued and/or sold by Debtors and/or the Chapter 11 Cases or the Plan; provided that claims of the Debtors’ directors and officers against Ally pursuant to Ally’s indemnification obligations and Section 2.2 hereof (as well as any applicable insurance related thereto) shall not be released. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the releases set forth in this Section 3.1(d)(ii) (the “Third Party Releases”), and further, shall constitute its finding that the Third Party Releases are: (a) in exchange for the good, valuable, and substantial consideration provided by the Released Parties; (b) in the best interests of the Debtors and all holders of Claims; (c) fair, equitable, and reasonable; (d) given and made after due notice and opportunity for hearing; (e) justified by truly unusual circumstances; (f) an essential component and important to the success of the Plan; (g) resulted in increased distributions to the creditors that would otherwise have been unavailable; (h) the result of an identity of interest between the Debtors and the Released Parties regarding the restructuring; and (i) a bar to any party asserting any claim released by the Third Party Release against any of the Released Parties. The Confirmation Order will permanently enjoin the commencement or prosecution by any person or entity, whether directly, derivatively or otherwise, of any Claims, obligations, damages, demands, debts, rights, suits, Causes of Action, judgments, or liabilities released pursuant to the Plan.

(e) Allowed Claims. The Confirmation Order shall allow all Claims in full that arise (i) under the Amended and Restated Credit Agreement, dated as of December 30, 2009 (as amended, supplemented, or otherwise modified), among the GMAC Mortgage, LLC and Residential Funding Company, LLC, as borrowers, Residential Capital, LLC, GMAC Residential Holding Company, LLC, GMAC-RFC Holding Company, LLC, and Homecomings Financial, LLC, as guarantors, AFI as initial lender and agent, and Wells Fargo Bank, N.A., as first priority collateral agent (the “Ally Revolver”), (ii) under the Amended and Restated Loan Agreement, dated as of December 30, 2009 (as amended, supplemented, or otherwise modified), by and among GMAC Mortgage, LLC and Residential Funding Company, LLC, as borrowers, Residential Capital, LLC, RFC Asset Holdings II, LLC, Passive Asset Transactions, LLC, GMAC Residential Holding Company, LLC, GMAC-RFC Holding Company, LLC, Homecomings Financial, LLC, and Equity Investment I, LLC, as guarantors, and AFI as lender and agent (the “Ally LOC”), and (iii) claims from and after the Petition Date, which are held by Ally against the Debtors and arise in the ordinary course of business or otherwise agreed to by the Debtors and Ally.

Section 3.2   Debtors Plan Support Obligations.

(a) Implementation of the Restructuring. As long as this Agreement has not been terminated in accordance with Article VII, the Debtors agree to:

EXECUTION VERSION

(i) effectuate and consummate the Restructuring contemplated by the Plan Term Sheet in accordance with the Milestones;

(ii) obtain any and all required regulatory approvals and material third-party approvals for the Restructuring; and

(iii)   take any and all reasonably necessary actions in furtherance of the Restructuring.

(b) Representation of the Debtors. None of the materials and information provided by or on behalf of the Debtors to AFI in connection with the Restructuring, when read or considered together, contains any untrue statement of a material fact or omits to state a known material fact necessary in order to prevent the statements made therein from being materially misleading.

(c) Alternative Restructuring. Notwithstanding anything contained in this Agreement to the contrary, following the good faith determination by the Debtors and their respective Boards of Directors that a proposal or offer for a chapter 11 plan or other restructuring transaction that is not consistent with the Plan Term Sheet (an “Alternative Restructuring”) constitutes a proposal that is reasonably likely to be more favorable to the Debtors’ estates, their creditors, and other parties to whom the Debtors owe fiduciary duties than the Restructuring, and receipt of approval by the Boards of Directors to pursue such Alternative Restructuring, the Debtors may immediately terminate their obligations under this Agreement (and Ally shall have similar termination rights as set forth in section 7.3) by written notice to Ally.

ARTICLE IV

Mutual Plan Support Obligations

Section 4.1 Mutual Plan Support Obligations. As long as this Agreement has not been terminated in accordance with Article VII, each of the Parties agrees that it:

(a)
shall negotiate in good faith the Definitive Documents (as defined in the Plan Term Sheet), including the Plan and Disclosure Statement, both of which shall contain the same terms set forth in, and be consistent with, the Plan Term Sheet and this Agreement;

(b)
shall not directly or indirectly seek, solicit, support, or vote in favor of any alternative restructuring that could reasonably be expected to prevent, delay, or impede the Restructuring contemplated by the Plan Term Sheet or that is inconsistent with this Agreement, unless the Debtors and AFI have agreed, in writing, to pursue an alternative restructuring;

(c)
shall not directly nor indirectly (i) engage in, continue, or otherwise participate in any negotiations regarding any alternative restructuring, (ii) enter into a letter of intent, memorandum of understanding, agreement in principle, or other agreement relating to any alternative restructuring or (iii) withhold, withdraw, qualify, or

EXECUTION VERSION

modify its approval or recommendation of this Agreement, the Plan Term Sheet, the Plan, or the Restructuring;

(d)	shall not encourage any other entity to object to, delay, impede, appeal, or take any other action, directly or indirectly, to interfere with the Restructuring; and

(e)
shall not take any action that is inconsistent with this Agreement, the Plan Term Sheet, or the Plan, or that would obstruct or delay approval of the Disclosure Statement or confirmation and consummation of the Plan.

ARTICLE V

Conditions to Effectiveness of the Agreement

Section 5.1 Conditions to Effectiveness. This Agreement is effective immediately upon satisfaction of the following conditions precedent:

(a)	Bankruptcy Filing. The Debtors shall have filed cases under chapter 11 of the Bankruptcy Code on or before May 15, 2012.

(b)	Data Center Transaction. The Data Center Transaction shall have been executed on or before the date that the Debtors file their cases under chapter 11 of the Bankruptcy Code.

Section 5.2 Additional Conditions to Effectiveness. Ally’s obligations pursuant to Section 2.1(a), Section 2.2(b)(i) and Section 2.3 shall only apply upon the satisfaction of the following conditions precedent:

(a)	Plan and Confirmation Order. The Plan and the Confirmation Order shall incorporate the terms and conditions of this Agreement and shall include the Third Party and Debtor Releases.

(b)	Bankruptcy Court Approval. The Bankruptcy Court shall have entered the Confirmation Order, which shall have become a Final Order.

(c)	Plan Effective Date. The Effective Date shall have occurred.

ARTICLE VI

Representations And Warranties Of The Parties

The Parties, solely on behalf of themselves and their respective subsidiaries, represent and warrant as of the Effective Date:

Section 6.1 Due Organization, Standing, and Authority. Such Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation. Subject to entry of the Bankruptcy Court Orders set forth herein, such Party has all necessary power and

EXECUTION VERSION

authority to execute, deliver, and perform its obligations under this Agreement as contemplated by its Governing Documents.

Section 6.2 Authorization and Validity of the Agreement. Subject to entry of the Bankruptcy Court Orders set forth herein, the execution, delivery, and performance of this Agreement (a) are within such Party’s powers, (b) have been duly authorized by all necessary action on its behalf and all necessary consents or approvals have been obtained and are in full force and effect, and (c) do not violate any of the terms and conditions of (i) such Party’s Governing Documents, (ii) any applicable law, or (iii) any contract to which it is a party.

Section 6.3 Enforceability. This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and the terms of the Plan and Confirmation Order.

Section 6.4 Acknowledgment of Party. Each Party acknowledges that, except with respect to the representations and warranties made in this Agreement: (a) it has relied on its own independent investigation, and has not relied on any information or representations furnished by any Party or any representative or agent thereof in determining whether or not to enter into this Agreement; (b) it has conducted its own due diligence as well as undertaken the opportunity to review information, ask questions, and receive satisfactory answers concerning the terms and conditions of this Agreement; and (c) it possesses the knowledge, experience, and sophistication to allow it to fully evaluate and accept the merits and risks of entering into the transactions contemplated by this Agreement.

ARTICLE VII

Termination of the Agreement

Section 7.1 Termination of the Agreement by Ally. This Agreement shall automatically terminate upon failure to satisfy any of the conditions set forth in Article III, Article IV or Article V hereof, any breach of the Debtors of their obligations under this Agreement, or in the event satisfaction of such conditions becomes a legal impossibility; provided that Ally may waive conditions or a breach by the Debtors in its sole discretion.

Section 7.2 Termination of the Agreement by the Debtors. This Agreement may be terminated by the Debtors upon failure to satisfy any of the conditions set forth in Article V or the breach of any of Ally’s obligations under Article II hereof; provided that Ally shall have 15 days to cure any such alleged breach of Article II or the Debtors’ exercise of their rights pursuant to Section 3.2(c).

Section 7.3 Additional Termination Events. Unless waived in writing by Ally, this Agreement shall terminate automatically if:

(a) any material modification is made to the Plan Term Sheet or the Plan that is not in form and substance satisfactory to AFI and the Debtors;

EXECUTION VERSION

(b) any of the Definitive Documents (as defined in the Plan Term Sheet), including the Plan, is filed with the Bankruptcy Court by the Debtors and is inconsistent with the Plan Term Sheet in any material respects, unless otherwise acceptable to AFI;

(c) the Bankruptcy Court has entered an order in any of the Debtors’ chapter 11      cases appointing (i) a trustee under chapter 7 or chapter 11 of the Bankruptcy Code, (ii) a responsible officer or (iii) an examiner, in each case with enlarged powers relating to the operation of the business (powers beyond those set forth in sub-clauses (3) and (4) of section 1106(a) of the Bankruptcy Code) under section 1106(b) of the Bankruptcy Code;

(d) the obligations of the Debtors under any debtor-in-possession credit facility are accelerated;

(e) any of the Debtors’ chapter 11 cases is dismissed;

(f) the  Debtors  publicly  announce  their  intention  not  to  support  the Restructuring or provide written notice to AFI of their intention to do so;

(g) the Debtors’ Boards of Directors approve an Alternative Restructuring or the Debtors execute a letter of intent (or similar document) indicating their intention to pursue an Alternative Restructuring;

(h) any court has entered a final, non-appealable judgment or order declaring this Agreement or any material portion hereof to be unenforceable; and

(i) the Debtors fail to achieve any of the Milestones.

Section 7.4 Automatic Termination. Unless extended in writing by the Debtors, Ally and Purchaser, this Settlement Agreement shall terminate automatically if (i) the Confirmation Order has not been entered on or before October 31, 2012, or (ii) any of the conditions set forth in Article V have not been satisfied on or before December 15, 2012.

Section 7.5 Termination Event Procedure. The Parties hereby waive any requirement under section 362 of the Bankruptcy Code to lift the automatic stay thereunder solely in connection with giving any termination notice (and agree not to object to any non- breaching Party seeking to lift the automatic stay solely in connection with giving any such notice, if necessary), subject to all rights of the Party to contest any such alleged Termination.

Section 7.6 Survival. Notwithstanding termination of this Agreement pursuant to this Article VII, Ally’s obligations in Section 2.1(b)(ii)-(h), and Section 2.2 shall survive; provided that Ally shall have no remaining obligations under this Agreement to the extent of a breach by the Debtors of Section 3.1(a) or 3.1(b) hereof unless such breach was as a result of the Debtors’ determination to pursue an Alternative Restructuring in accordance with the terms hereof, in which case Ally’s only remaining obligations shall be those set forth in Section 2.1(c) and (d); provided further that, notwithstanding anything in this Agreement to the contrary, in the event of any Alternative Restructuring or any termination of this Agreement on account thereof, Ally’s only remaining obligations shall be those set forth in Section 2.1(c) and (d) hereof.

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ARTICLE VIII

Miscellaneous

Section 8.1 Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given: (a) when personally delivered; (b) upon actual receipt (as established by confirmation of receipt or otherwise) during normal business hours, otherwise on the first business day thereafter, if transmitted by facsimile, e-mail, or telecopier with confirmation of receipt; (c) five business days after being mailed by certified mail, return receipt requested, first class postage prepaid; or (d) one business day after being sent by nationally recognized overnight courier; in each case, to the following addresses, or to such other addresses as a Party may from time to time specify by notice to the other Parties given pursuant hereto.

If to the Debtors, to:

Tammy Hamzehpour
Residential Capital LLC
1100 Virginia Drive
Fort Washington, PA 19034

And with a copy to (which copy shall not constitute notice):

Mr. Larren M. Nashelsky
Mr. Gary S. Lee
Morrison & Foerster
1290 Avenue of the Americas
New York, NY 10100

If to Ally, to:

Mr. William B. Solomon Jr.
Ally Financial Inc.
200 Renaissance Center
Mail Code 482-B09-B11
Detroit, Michigan 48265

And with a copy to (which copy shall not constitute notice):

Mr. Richard M. Cieri
Mr. Ray C. Schrock
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022

Section 8.2 Specific Performance. Each Party acknowledges that the other Party would be irreparably damaged if this Agreement were not performed in accordance with its

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specific terms or were otherwise breached. Accordingly, each Party’s sole remedy shall be to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms of this Agreement.

Section 8.3 Governing Law/Jurisdiction. This Agreement, the rights and duties of the Parties and all other matters arising out of or relating to this Agreement (whether in contract, tort, or otherwise) will be governed by and construed, enforced, and performed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws that would require the application of laws of another jurisdiction. The Parties acknowledge and agree that the Bankruptcy Court shall have the exclusive jurisdiction over this Agreement and that any claims arising out of or related to the interpretation and enforcement of this Agreement shall be properly brought only before the Bankruptcy Court. If and to the extent that the Chapter 11 Cases are closed or dismissed, the United States District Court located in the borough of Manhattan in New York City shall have exclusive jurisdiction over this Agreement and any such claims. This provision shall not constitute a consent by any Party to personal jurisdiction over it for any purpose, other than with respect to the enforcement of this Agreement.

Section 8.4 Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations, or warranties between the Parties other than those set forth or referred to herein.

Section 8.5 Acknowledgement. THIS AGREEMENT, THE PLAN TERM SHEET, AND THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN, ARE THE PRODUCT OF NEGOTIATIONS BETWEEN THE PARTIES AND THEIR RESPECTIVE REPRESENTATIVES. EACH PARTY HEREBY ACKNOWLEDGES THAT THIS AGREEMENT IS NOT AND SHALL NOT BE DEEMED TO BE A SOLICITATION OF VOTES FOR THE ACCEPTANCE OF A CHAPTER 11 PLAN FOR THE PURPOSES OF SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE OR OTHERWISE. THE DEBTORS WILL NOT SOLICIT ACCEPTANCES OF THE PLAN FROM AFI UNTIL AFI HAS BEEN PROVIDED WITH COPIES OF A DISCLOSURE STATEMENT APPROVED BY THE BANKRUPTCY COURT. EACH PARTY FURTHER ACKNOWLEDGES THAT NO SECURITIES OF ANY DEBTOR ARE BEING OFFERED OR SOLD HEREBY AND THAT THIS AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF ANY DEBTOR.

Section 8.6 Amendment and Waiver. This Agreement may not be amended, and no right or obligation under this Agreement may be waived, except by written instrument signed by the Parties.

Section 8.7 Severability. Each of the provisions of this Agreement is an integrated, essential and non-severable part of this Agreement. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to the Parties. Upon any determination that any term or other provision is invalid, illegal, or incapable of being enforced, each Party hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of this Agreement as closely as possible in a

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mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.8 Reliance on Representations. All representations, warranties, agreements, covenants, and obligations herein are material, and shall be deemed to have been relied upon by the other Parties.

Section 8.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, and is intended to be binding upon any chapter 11 or chapter 7 trustee, any successor trustee, and the estates of any or all of the Debtors. Without in any manner limiting the scope, extent, or effect of the foregoing, no Party hereto shall transfer, assign, or otherwise dispose of their right, title, and interests in and to any claims or causes of action of such Party that are the subject of this Agreement, and any such transfer shall be void and of no force and effect unless and until such transferee or assignee agrees in writing at the time of such transfer or assignment to be bound by this Agreement in its entirety without revision.

Section 8.10 No Admission of Liability. This Agreement is not an admission of any liability, but is a compromise and settlement and this Agreement shall not be treated as an admission of liability. All communications (whether oral or in writing) between and/or among the Parties, their counsel, and/or their respective representatives relating to, concerning, or in connection with this Agreement, or the matters covered hereby and thereby, shall be governed and protected in accordance with the Federal Rule of Evidence 408 and New York Civil Practice Law and Rules Section 4547 to the fullest extent permitted by law.

Section 8.11 Interpretation. This Agreement has been jointly drafted by the Parties at arm’s-length and each Party has had ample opportunity to consult with independent legal counsel. No provision or ambiguity in this Agreement shall be resolved against any Party solely by virtue of its participation in the drafting of this Agreement.

Section 8.12 Expenses. Except as specifically provided otherwise, the Parties shall be responsible for the payment of their own respective costs and expenses (including reasonable attorneys’ fees) in connection with the negotiation, participation, execution, and delivery of, and the observance or performance of their obligations under, this Agreement. Nevertheless, in any action or proceeding to enforce this Agreement, the prevailing Party shall be entitled to payment of its reasonable costs and expenses (including reasonable attorneys’ fees). The Parties agree that claims for enforcement of this Agreement shall not be released by any of the provisions contained herein.

Section 8.13 Captions. The captions of this Agreement are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions of this Agreement and shall have no effect on its interpretation.

Section 8.14 Counterparts. This Agreement may be executed in counterparts, by either an original signature or signature transmitted by facsimile transmission, other electronic copy, or other similar process and each copy so executed shall be deemed to be an original and all copies so executed shall constitute one and the same agreement.

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Section 8.15 Further Assurances. From time to time, upon request, the Parties shall, without further consideration, promptly execute, deliver, acknowledge, and file all such further documents, agreements, certificates, and instruments and do such further acts as the persons or entities entitled to the benefit of this Agreement may reasonably require to effectuate the transactions contemplated by this Agreement.

Section 8.16 Taxes. It is acknowledged and agreed to by each of the Parties hereto that each such Party shall be responsible for paying all taxes, if any, arising out of any payments or transfers made to it pursuant hereto and that it shall pay all such taxes in accordance with applicable law.

Section 8.17 Construction of Agreement. Each of the functional words “each”, “every”, “any”, and “all” shall be deemed to include each of the other functional words. This Agreement or any uncertainty or ambiguity herein shall not be construed against any one party but shall be construed as if all parties to this Agreement jointly prepared all aspects of this Agreement.

[SIGNATURE PAGE FOLLOWS]

EXECUTION COPY

RESIDENTIAL CAPITAL, LLC for itself and its debtor subsidiaires

By:	/s/ Jonathan Ilany
	Name:	Jonathan Ilany
	Title:	Independent Director

By:	/s/ John E. Mack
	Name:	John E. Mack
	Title:	Independent Director

ALLY FINANCIAL INC. on behalf of itself and its subsidiaries and affiliates (excluding the Debtors and their direct and indirect subsidiaries)

By:
Name:
Title:

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ALLY FINANCIAL INC. on behalf of itself and its subsidiaries and affiliates (excluding the Debtors and their direct and indirect subsidiaries)

By:	/s/ Michael A. Carpenter
	Name:	Michael A. Carpenter
	Title:	Chief Executive Officer

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Exhibit A

MILESTONES

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MILESTONES

The Debtors’ failure to comply with the following milestones (the “Milestones”) will result in a termination under Section 7.3 of this Agreement, unless waived pursuant to the terms of this Agreement:

1)	The Debtors shall have commenced the Chapter 11 Cases on or before May 15, 2012;

2)	On or before the Petition Date, the Debtors shall have:

a)	executed the Asset Purchase Agreement with the Stalking Horse Bidder that is in form, scope, and substance satisfactory to AFI;

b)	executed the Held-For-Sale Asset Purchase Agreement with AFI that is in form, scope, and substance satisfactory to AFI;

c)	executed the Barclays DIP Financing Facility that is substantially consistent with the term sheet attached as Exhibit 6 to this Agreement; and

d)	agreed upon the term sheet for the Ally DIP Financing Facility that is substantially consistent with the form as Exhibit 3 attached to this Agreement.

3)
On or before May 18, 2012, the Debtors shall have obtained entry of orders of the Bankruptcy Court on an interim basis approving the Barclays DIP Financing Facility and the Ally DIP Financing Facility that are in form, scope, and substance satisfactory to AFI;

4)	On or before May 18, 2012, the Debtors shall have obtained entry of the Cash Collateral Order, on an interim basis, in form, scope, and substance satisfactory to AFI;

5)
On or before May 18, 2012, the Debtors shall have filed with the Bankruptcy Court a motion to approve their proposed bidding procedures with respect to the ResCap Asset Sale, which bidding procedures will propose a timeline for the asset sale consistent with the terms of the Plan Term Sheet and provide for the ResCap Asset Sale to be approved in conjunction with the Plan;

6)
On or before May 18, 2012, the Debtors shall have entered into the following agreements and have obtained entry of the following Bankruptcy Court Orders on an interim basis, in each case in form, scope and substance satisfactory to the Debtors and AFI:

a)	the Subservicing Agreement and the Subservicing Agreement Order;

b)	the Shared Services Agreement and the Shared Services Agreement Order; and

c)	the GNMA Origination Agreement and the GNMA Origination Order.

7)
On or before May 25, 2012, the Debtors shall have filed a motion, in form and substance satisfactory to AFI, to extend the automatic stay of section 362(a) of the Bankruptcy Code to AFI and certain of its affiliates;

8)	On or before June 15, 2012, the Debtors shall have filed a motion seeking the Bankruptcy Court’s approval of this Agreement;

9)
On or before June 15, 2012, the Debtors shall have filed with the Bankruptcy Court the Plan, Disclosure Statement, a motion to approve the Disclosure Statement, and a motion to approve solicitation procedures in relation to the Plan and Disclosure Statement, all of which shall be in form and substance satisfactory to AFI;

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10)
On or before 50 days following the Petition Date, the Debtors shall have obtained entry of the Bankruptcy Court of Final Orders approving the Barclays DIP Financing Facility, Ally DIP Financing Facility, the Shared Servicing Agreement, the GNMA Origination Agreement and the Subservicing Agreement, in each case in form, scope and substance satisfactory to AFI;

11)
On or before ninety (90) days following the Petition Date], the Bankruptcy Court shall have entered (a) an order approving the Disclosure Statement, which shall be in form and substance satisfactory to AFI, (b) an order approving the Debtors’ proposed bidding procedures related to the ResCap Asset Sale, in each case in form and substance satisfactory to the Debtors and AFI, and (c) an order approving this Agreement;

12)
On or before October 31, 2012, the Bankruptcy Court shall have entered the Confirmation Order, which such order will grant final approval of the Plan, the ResCap Asset Sale and the Agreement, in the form and substance satisfactory to AFI; and

13)	On or before December 15, 2012, the effective date of the Plan shall have occurred.